                                                                    Exhibit 10.3
                              EMPLOYMENT AGREEMENT


     This Agreement among William A. Beamish (the "Executive") and CBT Group PLC, a public company limited by shares formed under the laws of the Republic of Ireland ("CBT Group") and its wholly-owned subsidiary, CBT Systems USA, Ltd., a Delaware corporation ("CBT USA"), is entered into as of June 18, 1999 (the "Effective Date"). For purposes of this Agreement, the term "Company" shall be used to refer to both CBT Group and CBT USA.

     WHEREAS, the Company desires to employ the Executive and the Executive desires to accept employment with the Company on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1.    Employment and Duties.  The Executive shall be employed as Executive
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Vice President, Product Strategy of the Company effective as of December 10, 1998 reporting to the Chief Executive Officer of CBT Group (the "CEO"), and assuming and discharging such responsibilities as are mutually agreed upon by the Executive and the CEO commensurate with such office and position. The Executive shall perform faithfully the executive duties assigned to him to the best of his ability.

     2.    Base Salary.  In consideration of the Executive's services, the
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Executive shall be paid a minimum base salary at the rate of $25,000 per year during the period of employment (the "Base Salary"), to be paid in installments in accordance with the Company's standard payroll practices. This Base Salary shall be reviewed for increases at least annually by the Board on the same basis as the Board shall review the compensation of other executive officers of the Company.

     3.    At-Will Employment.  The Company and the Executive acknowledge that
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the Executive's employment is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be available in accordance with the Company's established employee plans and policies or other written agreements with the Executive at the time of termination.

     4.    Benefits; Expenses.  The Executive, together with his spouse and
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dependent children, shall be permitted, to the extent eligible, to participate at the Company's expense in any group medical, dental, life insurance and disability insurance plans, or similar benefit plans of the Company that are available to other executive officers in each case pursuant to the terms and conditions of each such plan or program. The Executive shall also be entitled to four (4) weeks' annual vacation. Without limiting the generality of the foregoing, the Company shall reimburse the Executive for all reasonable business and travel expenses actually incurred or paid by the Executive in the performance of services on behalf of the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     5.    Voluntary Termination and Termination for Cause.    In the event that
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the Executive terminates his employment with the Company voluntarily or the Company terminates the Executive's employment for Cause, Sections 6(a), 6(b) and 6(c) below shall apply. For purposes of this Agreement, termination for "Cause" shall mean (i) any act of personal dishonesty taken by the Executive in connection with his responsibilities as an employee which is intended to cause a material personal financial benefit for the Executive and is intended to cause a material financial detriment to the Company, (ii) the Executive's conviction of or plea of nolo contendere to a felony, (iii) a willful act by the Executive which constitutes misconduct and is injurious to the Company, and (iv) continued willful violations by the Executive of the Executive's obligations to the Company.

           (a) Covenant Not to Solicit. Beginning with the effective date of the
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Executive's voluntary termination or termination for Cause and until one (1) year thereafter or until October 31, 2000, whichever is later (the "Non-Compete Period"), the Executive agrees that he will not:

               (i) solicit, encourage, or take any other action which is intended to induce any other employee of the Company to terminate his employment with the Company, or

               (ii) interfere in any manner with the contractual or employment relationship between the Company and any such employee of the Company.

     The foregoing shall not prohibit the Executive or any entity with which the Executive may be affiliated from hiring a former employee of the Company, provided that such hiring results from such employee's affirmative response to a general recruitment effort carried out through a public solicitation or a general solicitation.

           (b) Covenant Not to Compete. During the Non-Compete Period, the
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Executive agrees that he will not, directly or indirectly, own, manage, operate, join, control, advise or participate in, as a shareholder (other than as a shareholders with less than one percent (1%) of the outstanding stock of a company), officer, manager, executive, partner, consultant or technical or business advisor (or any foreign equivalents of the foregoing) any company that derives more than ten percent (10%) of its revenues from a Restricted Business, or any company or entity controlling, controlled by or under common control with any company that derives more than ten percent (10%) of its revenues from a Restricted Business (any such company, a "Restricted Company"). For the purposes of this Agreement, the term "Restricted Business" shall mean the business of developing or selling computer-based training for information technology professionals, on-line business degrees, or any other interactive education business in which the Company is then involved.

     The foregoing will not in any way affect the Executive's right to take any of the foregoing positions if he is involved only in parts of a company that do not derive any revenues from the Restricted Business.

               (i) In the event that the Executive intends to associate with any Restricted Company during the Non-Compete Period, the Executive must provide information in writing to the

CEO of the Company relating to the business engaged in or proposed to be engaged in by such Restricted Company. All such current associations of the Executive are set out in Exhibit A hereto. In the event that the CEO authorizes the
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Executive to engage in such activity in writing, any activity by the Executive described in the written information furnished to the CEO and so authorized shall be conclusively deemed not to be a violation of Section 6(a) and (b) hereof.

               (ii) The Executive acknowledges that, pursuant to an Amended and Restated Share Purchase Agreement between the Company, Knowledge Well Limited and Knowledge Well Group Limited (collectively "Knowledge Well") and the shareholders of Knowledge Well, he is transferring all Ordinary and Preferred Shares of Knowledge Well owned by him and that the Company will be irreparably injured if the provisions of this Section 6 are not specifically enforced. If the Executive commits or, in the reasonable belief of the Company, threatens to commit a breach of any of the provisions of this Section 6, the Company and each of its subsidiaries and affiliates shall have the right and remedy, in addition to any other remedy that may be available at law or in equity, to have the provisions of this Section 6 specifically enforced by any court having equity jurisdiction together with an accounting for any benefit or gain by the Executive in connection with any such breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its subsidiaries and that money damages will not provide an adequate remedy therefor. Such injunction shall be available without the posting of any bond or other security, and the Executive hereby consents to the issuance of such injunction.

           (c) The Executive shall not receive any compensation or benefits under this Agreement on account of his voluntary termination or termination for Cause. The Executive's rights under the Company's benefit plans upon such a termination shall be determined under the provisions of those plans.

     6.    Termination without Cause and Involuntary Termination.  If the
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Executive's employment with the Company is Involuntarily Terminated by the Company other than for Cause (an "Involuntary Termination Event"), Sections 7(a) and 7(b) below shall apply. For purposes of this Agreement, the term "Involuntary Termination" shall mean (i) without the Executive's express written consent, the assignment to the Executive of any duties, or the removal from or reduction or limitation of the Executive's duties or responsibilities, which in either case is a significant change in the Executive's position, title, organization level, duties, responsibilities, compensation and status with the Company; (ii) without the Executive's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Executive immediately prior to such reduction; (iii) without the Executive's express written consent, a reduction by the Company in the base salary of the Executive as in effect immediately prior to such reduction; (iv) without the Executive's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive's overall benefits package is significantly reduced; (v) without the Executive's express written consent, the relocation of the Executive to a facility or a location more than twenty (20) miles from the Executive's then-present work location; (vi) any purported termination of the Executive by the Company other than for Cause or by reason of the Executive's death or Disability; (vii) the failure of the Company to obtain the assumption of this Agreement by any successor as required by Section 12 below; or (viii) any material breach by the Company of any term of this Agreement.

           (a)  Severance. The Company shall, in addition to paying the
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Executive all amounts accrued by the Executive on or prior to the date of the Involuntary Termination Event, make a lump sum payment to him equal to his then base salary plus the then maximum performance bonus for a period of one (1) year, or for the period from such termination to October 31, 2000, which ever is longer.

           (b) Stock Options. Notwithstanding that above Sections 6(a) and 6(b)
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will otherwise not apply to the Executive as a result of the Involuntary Termination Event, the Executive may elect to be bound by above Sections 6(a) and 6(b) in exchange for continued vesting of the stock options granted to him by the Company for the period during which such Sections 6(a) and (b) apply; provided, however, that the Executive has to notify the Company of said election within thirty (30) days of such termination. Otherwise, the Executive's stock options will discontinue to vest immediately upon termination of employment.

     7.    Death.  In the event of the Executive's death, except for obligations
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accrued at such time, the Company shall have no obligation to pay or provide any compensation or benefits under this Agreement. The Executive's rights under the Company's benefit plans in the event of the Executive's death shall be determined under the provisions of those plans.

     8.    Disability. The Company may terminate the Executive's employment for
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Disability by giving the Executive thirty (30) days' advance notice in writing. In the event that the Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment under this Section 9 becomes effective, the notice of termination shall automatically be deemed to have been revoked. Except for such obligations that have accrued prior to the Executive's Disability, no compensation or benefits will be paid or provided to the Executive under this Agreement on account of termination for Disability.
The Executive's rights under the Company's benefit plans shall be determined under the provisions of those plans. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than six (6) consecutive months as the result of his incapacity due to physical or mental illness.

     9.    Tax Provisions.  In the event that the benefits provided for in the
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Agreement, when aggregated with any other payments or benefits received by the Executive, would (i) constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and
(ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Executive's benefits hereunder shall be either

           (a)   delivered in full, or

           (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this paragraph shall be made in writing by the Company's independent public accountants (the "Accountants") whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this paragraph.

     10.    Proprietary Information Agreement.  In connection with commencement
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of the Executive's employment with the Company, the Executive will sign the Company's standard executive proprietary information agreement, provided that its provisions, if any, concerning non-solicitation and non-competition shall be deleted in favor of the provisions herein.

     11.    Successors.  The Company shall require any successor or assignee, in
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connection with any sale, transfer or other disposition of all or substantially all of the assets or business of CBT Group, whether by purchase, merger, consolidation or otherwise, expressly to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term CBT Group as used in this Agreement, shall mean CBT Group as defined above and any successor or assignee to the business and assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

     12.    Confidentiality.  Except as required by applicable laws, neither
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party shall disclose the contents of this Agreement without first obtaining the prior written consent of the other party, provided, however, that (i) the Executive may disclose this Agreement to his attorney, financial planner and tax advisor if such persons agree to keep the terms hereof confidential and (ii) the Company may disclose this Agreement if its counsel advises that it is required to do so under applicable law.

     13.    Arbitration.  Any claim, dispute or controversy arising out of this
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Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in San Francisco County, California; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the Executive, shall be paid by the party who shall not have prevailed in the arbitration all as conclusively determined by the arbitrators. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

     14.    Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state.

     15.    Integration.  This Agreement, any written agreements or other
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documents evidencing matters referred to herein and any written Company existing plans that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements as to the subject matter hereof and thereof, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     16.    Voluntary Execution; Conflict Waiver.  The Executive has been
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advised to obtain independent legal counsel regarding this Agreement. The Executive is signing this Agreement knowingly and voluntarily. The Company and the Executive acknowledge that Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR") has acted as counsel to the Company in negotiating this Agreement and will continue to serve as the Company's general counsel in the future, and each acknowledges that each has received full disclosure of any potential conflict of interest which may result from such representation, and knowingly and voluntarily waive any such conflict of interest.

     17.    Notices.  Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

     18.    No Mitigation.  In the event the Executive's employment with the
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Company terminates, the Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided under this Agreement be reduced by any compensation earned by the Executive as a result of employment by another employer or by retirement benefits after such termination, or otherwise.

     19.    Waiver.  If either party should waive any breach of any provisions
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of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     20.    Counterparts.  This Agreement may be executed in counterparts, which
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            together will constitute one instrument.

     21.    Prior Agreement.   This Agreement supercedes the Settlement
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            Agreement and Mutual Release dated February 11, 1998 between the Company and William A. Beamish.

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EXECUTIVE                     CBT GROUP PLC



/s/ William A. Beamish        By:  /s/ Gregory M. Priest
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William A. Beamish            Name:  Gregory M. Priest
                              Title: President and Chief Executive Officer


                              CBT SYSTEMS USA, LTD.



                              By:   /s/ Gregory M. Priest
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                              Name:  Gregory M. Priest
                              Title: President and Chief Executive Officer



August 25, 1999
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Date Signed

                                   EXHIBIT A
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                              Current Associations
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